Exhibit 1.3

COGENT BIOSCIENCES, INC.

AMENDMENT NO. 1 TO SALES AGREEMENT

November 7, 2025

This Amendment No. 1 (“Amendment No. 1”) amends that certain Sales Agreement, dated as of May 6, 2022 (the “Agreement”), by and between Cogent Biosciences, Inc., a Delaware corporation (the “Company”), and Guggenheim Securities, LLC, as sales agent (the “Agent”). Defined terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

WITNESSETH THAT:

WHEREAS, Section 15 of the Agreement permits the Company and the Agent to amend the Agreement; and

WHEREAS, the Company and the Agent now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent agree as follows:

1. The first paragraph of Section 1 of the Agreement is amended and restated in its entirety as set forth below:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), having an aggregate offering price not exceeding the Maximum Program Amount, subject to the limitations set forth in Section 5(c) (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) to be filed with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.”

2. Reference to the “Maximum Program Amount” in the Agreement shall refer to the lesser number of (a) the number or dollar amount of shares of Common Stock registered on the effective Registration Statement pursuant to which the offering is being made, (b) the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement.

3. Reference to the “Registration Statement” in the Agreement shall refer to the automatic shelf registration statement on Form S-3ASR, originally filed with the Commission on November 7, 2025 (as the same may be amended from time to time, the “New Registration Statement”). References to the “Registration Statement” shall also include any new shelf registration statement or new automatic shelf registration statement relating to the Common Stock that may be offered and sold pursuant to this Agreement (which may include a prospectus or prospectus supplement reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement) that the Company subsequently files with the Commission, as the case may be.

4. The definition of “Settlement Date” in Section 5(a) of the Agreement is amended and restated as set forth below:

“Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first Trading Day following the date on which such sales are made (each, a “Settlement Date”).”

5. Section 6(d) of the Agreement is amended and restated in its entirety as set forth below:

“(i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).”

6. Section 7(y) of the Agreement is amended and restated in its entirety as set forth below:

“[Reserved.]”

7. References to the date of the Agreement in the form of Issuance Notice included as Schedule 1 of the Agreement is hereby revised to read “May 6, 2022, as amended by Amendment No. 1 thereto, dated November 7, 2025.”

8. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

9. This Amendment No. 1 shall become effective upon the date that the New Registration Statement becomes automatically effective under the Securities Act.

10. Section 15 of the Agreement is supplemented and amended such that this Amendment No. 1 and the Agreement, as amended hereby, constitute the entire agreement of the parties to the Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

11. Except as amended hereby, the Agreement as now in effect is ratified and confirmed hereby in all respects. For the avoidance of doubt, this Amendment No. 1 and all of its provisions shall be deemed to be a part of the Agreement, as amended hereby.

12. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment No. 1 or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

13. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment No. 1 by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g.,www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COGENT BIOSCIENCES, INC.

By:	/s/ Andrew Robbins
Name: Andrew Robbins
Title: Chief Executive Officer and President

The foregoing Amendment is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

GUGGENHEIM SECURITIES, LLC

By:	/s/ Shiv Taylor, M.D.
Name: Shiv Taylor, M.D.
Title: Senior Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement – Cogent Biosciences, Inc.]